Hongkong Telecom


                                    AGREEMENT

Agreement for on-line Internet shopping business.

This Agreement is made the 29 day of March One thousand nine hundred and ninety nine

Between:

Hong Kong Telecom IMS ("HKTIMS") whose principle place of business is at 22F, Tower 11, Grand Central Plaza, Shatin, Hong Kong and

Asia4sale.com Ltd ("A4S") whose principle place of business is at 12A First Pacific Bank Centre, 56 Gloucester Road, Wanchai, Hong Kong.

Whereas

(A) A4S is operating an on-line shopping service called "ShoppingAsia" at www.asia4sale.com and www.shoppingasia.com

(B) A4S will collaborate with HKTIMS to promote the on-line shopping service to Netvigator subscribers via the Internet on the terms and conditions herein after contained

Now it is hereby agreed as follows:

1. Definition

     1.1  "ShoppingAsia" means the on-line shopping service operated and managed
          by   A4S  on   the   Internet   located   at   www.asia4sale.com   and
          www.shoppingasia.com

     1.2 "Netvigator" means the Internet service operated and managed by HKTIMS located at www.netvigator.com

     1.3 "Netvigator's store owners" means Internet users who have opened on-line stores with A4S's ShoppingAsia service via the Netvigator website located at www.netvigator.com

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     1.4  "Shoppers"  means  those  Internet  visitors to the A4S  websites  who purchase products or services on-line

     1.5 Commission means the percentage of sales transactions generated through store owners signed from Netvigator.

2. Obligation of A4S

     2.1 Pay HKTIMS a commission of three per cent (3%) on all sales shoppers visiting ShoppingAsia via Netvigator

     2.2 During the terms of this agreement A4S shall, with such marketing material of ShoppingAsia in English and Chinese from time to time as A4S considers necessary in its opinion to assist HKTIMS with the promotion of the service.

     2.3 Not submit any material which is protected by copyright or other intellectual property unless AS4 owns or controls the rights thereto

     2.4 Grant HKTIMS the right to display ShoppingAsia logo or trademark on the Internet

     2.5  At its own cost administer the ShoppingAsia business including

          a)   collect payment from on-line shoppers by credit card processing

          b)   organize the supply and delivery of goods or services

          c)   pay commission due on a monthly basis to store owners

          d)   pay commission due on a monthly basis to HKTIMS

          e)   pay suppliers for all good delivered

     2.6  Take care of Netvigator  store owners'  complaints if any.

     2.7  Maintain regular communication with store owners via the Internet

3. Obligations of HKTIMS During the term of this agreement, HKTIMS shall:

     3.1 For a consideration of HK$34,200 from A4S provide a customized application to enable ShoppingAsia to recruit store owners and provide

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          members with a virtual  storefront  with a unique URL. The application also contains administratio and shopping cart features.(please refer to appendix for details)

     3.2  Transfer the copyright of above application to A4S

     3.3 Promotion via Netvigator or other appropriate medium This to include banner advertising, hyperlink and advertorial (if applicable) at all times while the agreement is valid

     3.4 During the first six (6) months after service launch HKTIMS will not undergo the same marketing program with those companies offering similar service within Netvigator.

4 Commission to HKTIMS

     4.2 A4S shall pay to HKTIMS an amount of commission equal to three percent (3%) of sales generated by Netvigator store owners' virtual shopfronts at ShoppingAsia

     4.3 Commissions to HKTIMS shall be made monthly within 30 days of the end of each calendar month by a crossed cheque made payable to "HongKong Telecom IMS Ltd." The cheque should be sent to the principle place of business of HKTIMS.

     4.4 Within 30 days after the end of each calendar month A4S shall send to HKTIMS an account showing particulars of the amount due to HKTIMS by way of commission accrued in that month accompanied by a remittance for the Commission due.

     4.5  HKTIMS   reserves  the  right  to  audit  the  accounts   relating  to
          ShoppingAsia and Netvigator store owners at its own expense.

5 Term and Termination

     5.1 This agreement shall commence on the day both parties have signed the agreement and be valid until terminated

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     5.2  The  agreement  can only be terminated by one party if the other party is in breach of conditions

     5.3  Upon termination of this agreement

          a)   all terms within the agreement will be ceased

          b) HKTIMS will be entitled to remove any web pages, links or advertorial for ShoppingAsia from Netvigator

          c) A4S will pay to HKTIMS any outstanding commission prior to termination date within sixty (60) days of such termination

6. Miscellaneous

     6.1 Neither party will at any time either during the term hereof or thereafter, disclose, communicate, divulge, use for the benefit of any other person or third person any confidential information or other information which relates to the affairs of the other party without the prior written consent of that party or otherwise required by law.

     6.2 This agreement shall be governed by and construed in accordance with the laws of Hong Kong SAR and the parties hereby irrevocably submit to the non-exclusive jurisdiction of Hong Kong SAR courts.

In witness whereof this agreement has been executed on the day and year above

Signed for and                               Signed for and
on behalf of                                 on behalf of
Hong Kong Telecom IMS                        Asia4sale.com Ltd



Signed: /S/ Ricky Chang                      Signed: /S/ Brian Hodgson
Name: Ricky Chang                            Name:   Brian Hodgson
Title: Business Development Manager          Title:  Director
Date:  March 29, 1999                        Date:   March 23, 1999


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Appendix

Functional Specification

HK Telecom IMS will develop a customized application for A4S to run network marketing business on the Internet. The application contains the following features:

     i)   Member   Registration  -  Any  Internet  users  can  register  to  the application and become a network member to own a virtual storefront with unique URL.

     ii) Virtual Storefront - the storefront embraces a product catalogue, a checkout form and form-to-email utility.

     iii) Administration for Host - the host can undergo following admin:

          Member: track member list and his/her personal information.

          Category: add, remove or modify the product categories in member's storefront.

          Product: add, remove or modify the product items inside the product catalogue of member's storefront.

          Order: track orders and their profile from every member's storefront.

          Accounting: input commission to members

     i) Administration for Member - members can undergo following admin: update his/her personal information. check order amount and commission from his/her storefront.

     Customized features

          HK Telecom IMS will customize the application to cater for A4S business needs. The additional features include:

          bilingual - we recommend to input bilingual info. (both Big5 Chinese and English) into the product catalogue of member's storefront to avoid the complication of maintaining two identical databases (in different language). The administration interface for host can allow PBC to input both Big5 Chinese and English info. to the product catalogue.
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          DBI - the  application  is  applying  text  files as  database  format currently. We do not recommend to change the current database format to DBI or other forms because it will result to the change of Perl language of the application. As the current text-file database can fulfill few thousands members, it may not be cost justified to initiate the change at this stage.

          Credit card payment - We will modify the check-out form to accept credit card namely Visa, Master, Dinner and AE.

          Delivery Charge - We will incorporate a program to calculate the delivery cost on top of the order amount.

          US$ vs. HK$ - We will add one more column to the product catalogue to illustrate the product cost in both US dollar and HK dollar.

          Interface to U.S Certificate Authority - We note the need to pass the credit card information to U.S. Certificate Authority for online authorization and credit card settlement.